Exhibit 99(a)(9)
[ENGLISH TRANSLATION OF DUTCH ORIGINAL]

Application Form, Deed of Transfer

      The distribution of the Offer to Purchase and any separate documentation relating to the PPR Offer and the making of the PPR Offer may, in some jurisdictions, be restricted or prohibited by applicable law. The PPR Offer is not being made, directly or indirectly, in or into, and may not be accepted from within, any jurisdiction in which the making of the PPR Offer or the acceptance of the PPR Offer would not be in compliance with the laws of that jurisdiction. Persons who come into possession of the Offer to Purchase or other documentation relating to the Offer should inform themselves of and observe all of these restrictions. Any failure to comply with these restrictions may constitute a violation of the securities laws of that jurisdiction. None of PPR, Gucci or any of their respective officers, directors, employees, advisors, affiliates or agents assume any responsibility for any violation by any person of any of these restrictions. Any holder of Shares who is in any doubt as to his or her position should consult an appropriate professional adviser without delay.

      De verkrijgbaarstelling van het Biedingsbericht alsmede enige andere documentatie met betrekking tot het Bod en het uitbrengen van het Bod kunnen in bepaalde jurisdicties aan bepaalde restricties onderhevig zijn. Dit Bod wordt niet, direct of indirect, gedaan in en mag niet worden geaccepteerd vanuit enige jurisdictie waarin het doen van het Bod of de aanmelding onder het Bod niet in overeenstemming is met de in die jurisdictie geldende wet-en regelgeving. Het niet voldoen aan deze restricties kan een overtreding van de effectenwet- en regelgeving van de betreffende jurisdictie opleveren. PPR, Gucci en hun adviseurs sluiten iedere aansprakelijkheid terzake overtredingen van voornoemde restricties uit. Houders van aandelen in Gucci Group N.V. dienen zo nodig onverwijld onafhankelijk advies in te winnen over hun positie

You are requested to complete, sign and date the form and send it to:

PPR
c/o Gucci Group N.V.
attention of Mr Luca Mavero
Amstelplein 1, Rembrandt Tower
1096 HA Amsterdam
phone: 020-4621700
fax: 020-4653569

      Re: tender of common shares in Gucci Group N.V. of EUR 1.02

      Note: holders of Dutch Registered Shares must send a copy of an identification document and, if applicable, a copy of a document which evidences the authority of the person representing the shareholder.

Application form, deed of transfer

Undersigned:

Natural persons:

name:

________________________________________________________________________________

first names:

________________________________________________________________________________

address:

________________________________________________________________________________

postal code and city:

________________________________________________________________________________

place and date of birth:

________________________________________________________________________________

Legal entities:

________________________________________________________________________________

corporate name:

________________________________________________________________________________

corporate seat:

________________________________________________________________________________

country of establishment:

address:

________________________________________________________________________________

postal code and city:

________________________________________________________________________________

represented By:

full name:

________________________________________________________________________________

title:

________________________________________________________________________________

and by:

full name:

________________________________________________________________________________

title:

________________________________________________________________________________

1.	Tendering

a.	The undersigned hereby accepts the public offer (the “PPR Offer”) of Pinault-Printemps-Redoute S.A. (“PPR”) on all common shares in the capital of Gucci Group N.V., with corporate seat in Amsterdam and with address Amstelplein 1 Rembrandt Toren, 1096 HA Amsterdam (“Gucci Group”) and tenders the shares registered in his name, being common shares with a par value of EUR 1.02 (the “Shares”), in accordance with the terms and the conditions of the PPR Offer as included in the offer document (the “Offer Document”) dated 1 April 2004.

b.	The payment of the purchase price for the shares must be made by transferring it on bank-account number with bank , in the name of

2.	Transfer

a.	The undersigned hereby transfers the Shares to PPR under the condition precedent that PPR shall honour the PPR Offer.

b. The price per Share amounts to USD 82.52 and will be paid as described under 1b.

c.	The undersigned warrants to PPR that:

(i)	he/she is authorised to dispose of the Shares and that the Shares are fully paid up;

(ii)	he/she is authorised to transfer the Shares without the co-operation of any third party;

(iii)	he/she will transfer the shares in accordance with all applicable securities, laws and regulations; and the above warranties will apply on the day of signing this Application form, deed of transfer and on the day Shares will be transferred to PPR.

d.	The undersigned waives any right to rescind the agreement to transfer, which will be established by honouring the PPR Offer.

e.	Unless otherwise provided herein the terms and conditions as included in the Offer Document will remain in full force.

f.	If PPR will not honour the PPR Offer this Application form, deed of transfer, will be returned to the undersigned.

g.	Netherlands law is applicable to this Application form, deed of transfer.

Signed in                                                                      on                                                                      2004.

Signature

Acknowledgement by Gucci Group

      Gucci Group N.V., with corporate seat in Amsterdam and address Amstelplein 1 Rembrandt Toren, 1096 HA Amsterdam, acknowledges hereby the transfer of the Shares to PPR mentioned herein.

Signed in                                                                      on                                                                      2004.

signature